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                                         SECURITIES AND EXCHANGE COMMISSION
                                                WASHINGTON, DC 20549

                                                  -----------------

                                                       FORM 8-A
                                                  -----------------


                                  For Registration of Certain Classes of Securities
                                      Pursuant to Section 12(b) or 12(g) of the
                                               Securities Exchange Act


                                                    CONSECO, INC.
---------------------------------------------------------------------------------------------------------------------
                                   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         Delaware                                                   75-3108137
-----------------------------------------------------------  --------------------------------------------------------
      (State or other jurisdiction of incorporation)                    (IRS Employer Identification No.)


         11825 N. Pennsylvania Street, Carmel, IN                                     46032
-----------------------------------------------------------  --------------------------------------------------------
         (Address of principal executive offices)                                   (Zip Code)


If this form relates to the registration of a class of         If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act       securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to:                                  Act and is effective pursuant to:
General Instruction A.(c), please check the following box.[ ]  General Instruction A.(d), please check the following box [X]


Securities Act registration statement file number to which this form relates: N/A
(The securities will be issued pursuant to Section 1145 of the United States Bankruptcy Code.)


Securities to be registered pursuant to Section 12(b) of the Act:        N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Class A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share
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                                  Page 1 of 4

Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement registers under Section 12(g) of the Securities Exchange Act of 1934 (the "Act") the following securities of Conseco, Inc., a Delaware corporation (the "Company"), being issued pursuant to the Reorganizing Debtors' Sixth Amended Joint Plan of Reorganization, as amended or supplemented from time to time (the "Plan") and following the filing with the State of Delaware of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") and the Company's Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Class A Senior Cumulative Convertible Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"):

        o Class A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share ("Class A Preferred Stock").

         The description which follows is qualified in its entirety by the full terms of the security, as set forth in the Exhibits to this registration statement which are incorporated by reference in this Item 1.

                     Description of Class A Preferred Stock

         Ranking. The shares of Class A Preferred Stock have preference over the shares of Common Stock with respect to payment of dividends and the distribution of assets in the event of liquidation, winding up or dissolution of the Company.

         Liquidation. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of stock ranking junior to the Class A Preferred Stock unless, prior thereto, the holders of Class A Preferred Stock shall have received $25.00 per share (the "Liquidation Preference"), plus an amount equal to accrued but unpaid dividends thereon, whether or not declared, to the date of such payment, or (ii) to the holders of stock ranking on a parity with the Class A Preferred Stock, except distributions made ratably on the Class A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

         Dividends. Holders of shares of Class A Preferred Stock will be entitled to receive dividends at a rate per annum equal to 10.5% of the Liquidation Preference per share. The dividend rate per annum will increase to 11% on the second anniversary of the issue date. Such dividends are cumulative and are payable semi-annually in additional shares of Class A Preferred Stock until the later of (i) the second anniversary of the issue date and (ii) the next fiscal quarter after the date that the principal insurance subsidiaries of the Company achieve at least an "A-" category financial strength rating by A.M. Best; thereafter, such dividends are payable semi-annually in cash out of funds legally available for the payment of dividends or, at the option of the Company, in additional shares of Class A Preferred Stock. The Company may not declare, pay or set apart for payment any dividends or other distributions on parity securities or junior securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any parity securities or junior securities, and will not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any parity securities or junior securities, unless full cumulative dividends have been paid on the Class A Preferred Stock.

         Voting. Holders of Class A Preferred Stock will vote as a class on each of the following events or transactions, unless all of the Class A Preferred Stock will be redeemed concurrently with such event or transaction: (i) sale of all or substantially all of the Company's assets; (ii) merger or consolidation of the Company; (iii) liquidation or dissolution of the Company; (iv) issuances of subsidiary preferred stock to a third party; (v) issuances of debt (with certain exceptions) or senior equity securities unless the proceeds

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are used to pay down debt under the Credit Agreement (subject to certain limitations); (vi) issuances of pari passu securities unless the proceeds are used to pay down debt under the Credit Agreement or to redeem Class A Preferred Stock (subject to certain limitations); (vii) amendments to the Certificate or Certificate of Designations that adversely change the rights or preferences of the Class A Preferred Stock; and (viii) redemptions of and payment of cash dividends on pari passu and junior securities (subject to an exception for any bona fide plan for the benefit of directors, officers or employees of the Company).

         Following the occurrence of a Trigger Event (defined to include (i) reduction in certain A.M. Best ratings, (ii) any payment default under the Credit Agreement, (iii) any material adverse regulatory event affecting any material insurance subsidiary, (iv) conversion rights under the Class A Preferred Stock becoming exercisable, (v) failure to comply with the minimum EBITDA requirements as set forth on Schedule A to the Certificate of Designations and (vi) failure to maintain certain minimum Risk-Based Capital ratios as set forth on Schedules B and C to the Certificate of Designations), the holders of Class A Preferred Stock will have the right to vote on an as-converted basis on all corporate matters on which holders of Common Stock have the right to vote and will have the right to call a shareholders meeting for the election of directors and nominate directors to serve on the board of directors (subject to the Company having a right to cure certain Trigger Events until the first anniversary of the issue date).

         As used herein, "Credit Agreement" means the Credit Agreement dated on or about the effective date of the Plan among the Company, the lenders party thereto and Bank of America as agent, as amended, restated or refinanced and in effect from time to time.

         Redemption. The Company may, in its sole discretion, redeem any or all of the shares of Class A Preferred Stock, at a redemption price equal to the Liquidation Preference, plus all accrued but unpaid dividends, whether or not declared, for each share as of the redemption date. In the event of a redemption of only a portion of the then outstanding shares of Class A Preferred Stock, the Company will effect such redemption on a pro rata basis according to the number of shares held by each Holder of Class A Preferred Stock, provided that the Company may redeem any or all such shares held by any Holder of fewer than 100 shares (or shares held by any Holder who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

         Conversion. Shares of Class A Preferred Stock are convertible by holders at any time on or after September 30, 2005 into shares of Common Stock at a conversion price, to be measured on the 120th calendar day following the effective date of the Plan, equal to the average of the volume weighted average price of Common Stock for the immediately preceding 60 calendar days.

         Exchange. On and after the tenth anniversary of the effective date of the Plan, shares of Class A Preferred Stock are exchangeable, at the holder's option, into shares of Common Stock having a fair market value on the exchange date equal to the Liquidation Preference, plus accrued and unpaid dividends, whether declared or not, subject to a maximum number of shares of Common Stock issuable upon exchange. At its option, the Company may pay cash in an amount equal to the Liquidation Preference, plus accrued and unpaid dividends, whether declared or not, in lieu of delivering shares of Common Stock upon exchange.

Item 2.  Exhibits.

           Number                            Description
         ----------   ----------------------------------------------------------

              1. Form of Amended and Restated Certificate of Incorporation of the Company.

              2. Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Class A Senior Cumulative Convertible Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 11, 2003                       CONSECO, INC.
                                -----------------------------------------------
                                               (Registrant)

                                 By: /s/ John R. Kline
                                    -------------------------------------------
                                 Name:  John R. Kline
                                 Title: Senior Vice President and
                                          Chief Accounting Officer

                                                                       Exhibit 1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  CONSECO, INC.


                                  ARTICLE ONE

     The name of the Corporation is Conseco, Inc.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 8,265,000,000 shares, consisting of:

     (a) 265,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"); and

     (b) 8,000,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

     Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

     Section 3. Common Stock.

     (a) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Amended and Restated Certificate of Incorporation (the "Certificate"), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.

     (b) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

     (c) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

     Section 4. Limitations on Voting Rights.

     Notwithstanding the voting rights granted to holders of Common Stock and Preferred Stock (collectively, the "Stock") elsewhere in this Certificate or in any certificate of designations with respect to Preferred Stock, the voting rights of any Stock held by any holder as of the effective date of the Reorganizing Debtors' Joint Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 18, 2003, as amended from time to time shall be automatically reduced, with respect to any particular stockholder vote or action by written consent, to the extent, if any, required to avoid a presumption of control arising from the beneficial ownership of voting securities under the insurance statutes or regulations applicable to any direct or indirect insurance company subsidiary of the Corporation, provided that no such reduction shall (without such holder's written consent) reduce such voting rights (i) by more than the minimum amount required to reduce such voting rights to less than 10% of the aggregate voting rights of all Stock entitled to vote or consent with respect to such vote or action, or (ii) to the extent that such holder's acquisition of control or deemed acquisition of control of the direct and indirect insurance company subsidiaries of the Corporation has been approved

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

under, or is exempt from the approval requirements of, all insurance statutes and regulations applicable to the direct and indirect insurance company subsidiaries of the Corporation.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting of the stockholders at which Directors are elected and entitled to vote in the election of Directors or pursuant to a valid written consent in lieu of a meeting. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE SEVEN

     Subject to any rights of the holders of any series of Preferred Stock pursuant to a duly authorized certificate of designation to elect additional Directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall initially be established at seven and, thereafter, shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office.

                                 ARTICLE EIGHT

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE NINE

     Section 1. Limitation of Liability.

     (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee") shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this ARTICLE NINE shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

                                  ARTICLE TEN

     Section 1. Classification of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall initially be divided into two classes as nearly equal in size as is practicable, hereby designated Class I and Class II. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders and the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders. Other than the term of office of the initial Class II directors, the term of office of each Class of directors shall expire at the next succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I and Class II directors shall be those directors elected by the stockholders of the Corporation in connection with the adoption of this Certificate. At each annual meeting of stockholders, directors to replace those of a Class or Classes whose terms expire at such annual meeting shall be elected to hold office until the next succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable.

     Section 2. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to remove directors (with or without cause) and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), (i) prior to the second annual meeting of stockholders, no Director may be removed from office without cause and without the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class and (ii) thereafter, a Director may be removed with or without cause with the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of Directors voting together as a single class; provided, however, that if the holders of any class or series of capital stock are entitled by the provisions of any duly authorized certificate of designation to elect one or more Directors, such Director or Directors so elected may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of that class or series entitled to vote.

     Section 3. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors or by the stockholders. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                 ARTICLE ELEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE TWELVE

     The stockholders of the Corporation may take any action by written consent in lieu of a meeting. Subject to the rights of the holders of any series of Preferred Stock as specified in any duly authorized certificate of designation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors or the chief executive officer of the Corporation, or by the secretary of the Corporation upon request in writing of the stockholder or stockholders holding of record at least 25% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting.

                                ARTICLE THIRTEEN

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE FOURTEEN

     The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the date of filing this Certificate with the Secretary of State of the State of Delaware; provided, however, that this ARTICLE FOURTEEN: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code;
(b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law from time to time in effect.

                                   * * * * * *

                                                                       Exhibit 2

                   CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                        OPTIONAL AND OTHER SPECIAL RIGHTS
                          OF CLASS A SENIOR CUMULATIVE
                  CONVERTIBLE EXCHANGEABLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


--------------------------------------------------------------------------------

     Conseco, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Amended and Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by unanimous written consent dated as of September 9, 2003, duly approved and adopted the following resolution (the "Certificate of Designations"):

     RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Class A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, with a stated value of $25 per share, consisting of 164,537,777 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions that are set forth in the Certificate of Incorporation and in this Certificate of Designations as follows:

          (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a class of Preferred Stock designated as the "Class A Senior Cumulative Convertible Exchangeable Preferred Stock." The number of shares constituting such class shall be 164,537,777 and are referred to as the "Convertible Exchangeable Preferred Stock," of which 34,386,740 shares of Convertible Exchangeable Preferred Stock shall be initially issued, with an additional 130,151,037 shares reserved for issuance in accordance with paragraph (c)(i) hereof and with the remaining shares issuable as otherwise permitted hereunder or under applicable law. The liquidation preference of the Convertible Exchangeable Preferred Stock shall be $25 per share.

          (b) Rank. The Convertible Exchangeable Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter established, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Convertible Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter established, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Parity Securities"); and junior to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter established, the terms of which expressly provide that such class or series will rank senior to the Convertible Exchangeable Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Senior Securities"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights, options, warrants or calls exercisable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

          (c) Dividends.

               (i) Beginning on the Issue Date, the Holders of the outstanding shares of Convertible Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of dividends on each share of Convertible Exchangeable Preferred Stock, at a rate per annum equal to 10.5% of the liquidation preference per share of the Convertible Exchangeable Preferred Stock, payable semi-annually, which rate per annum will increase to 11% of the liquidation preference per share of Convertible Exchangeable Preferred Stock beginning on the day after the second anniversary of the Issue Date. All dividends shall accrue, whether or not declared, on a daily basis from the date of issuance of the Convertible Exchangeable Preferred Stock and shall be payable, when, as and if declared, semi-annually in arrears on each Dividend Payment Date, commencing March 1, 2004. Until the later of
          (i) the second anniversary of the Issue Date and (ii) the first day of the first Fiscal Quarter after the first date on which each of the Active Material Insurance Subsidiaries has a financial strength rating of at least "A-" by A.M. Best, dividends declared shall be paid on any Dividend Payment Date by the issuance of additional shares of Convertible Exchangeable Preferred Stock (and, at the Corporation's option, payment of a whole share (after rounding up) or payment of cash in lieu of a fractional share or issuance of whole shares representing the fractional shares that would be issuable to all Holders to an agent who will have the right to either sell all such shares and remit the proceeds to the Holders or buy or sell fractional shares on behalf of the Holders (as directed by the Holders)) having an aggregate liquidation preference equal to the amount of such dividends. Commencing with the day after the later of (i) the second anniversary of the Issue Date and (ii) the first day of the first Fiscal Quarter after the first date on which each of the Active Material Insurance Subsidiaries has a financial strength rating of at least "A-" by A.M. Best, dividends declared may be paid, at the Corporation's option, either in cash, out of funds legally available therefor, or by the issuance of additional shares of Convertible Exchangeable Preferred Stock (and, at the Corporation's option, payment of a whole share (after rounding up) or payment of cash in lieu of a fractional share or issuance of whole shares representing the fractional shares that would be issuable to all Holders to an agent who will have the right to either sell all such shares and remit the proceeds to the Holders or buy or sell fractional shares on behalf of the Holders (as directed by the Holders)) having an aggregate liquidation preference equal to the amount of such dividends. In the event that dividends are declared and paid through the issuance of additional shares of Convertible Exchangeable Preferred Stock as provided in this paragraph, such dividends shall be deemed paid in full and shall not accumulate. If dividends are not paid in full in either cash or additional shares of Convertible Exchangeable Preferred Stock on any Dividend Payment Date as provided in this paragraph, dividends will accumulate as if dividends had been paid in additional shares of Convertible Exchangeable Preferred Stock and such additional shares were outstanding for succeeding Dividend Periods. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of the Convertible Exchangeable Preferred Stock held by any Holder on the earliest to occur of the Conversion Date, the Exchange Date or the Redemption Date applicable to the Convertible Exchangeable Preferred Stock held by such Holder, unless, in the case of the Redemption Date, the Corporation shall have failed to pay the relevant Optional Redemption Price (or deposit funds in trust pursuant to paragraph (e)(ii)(C)) on the Redemption Date.

               (ii) All dividends paid with respect to shares of the Convertible Exchangeable Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

               (iii) In the event of any optional redemption pursuant to paragraph (e)(i), dividends may be declared and paid at such time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

               (iv) Dividends payable on the Convertible Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30 day months.

               (v) The Corporation shall not declare, pay or set apart for payment any dividends or other distributions on Parity Securities or Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any Parity Securities or Junior Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any Parity Securities or Junior Securities, unless full cumulative dividends have been paid on the Convertible Exchangeable Preferred Stock.

          (d) Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of Convertible Exchangeable Preferred

     Stock then outstanding shall be entitled, after payment shall be made or provision for payment of the debts and other liabilities of the Corporation and the payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for payment to holders of Senior Securities, to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the Total Liquidation Preference for each share as of the date fixed for liquidation, dissolution or winding-up, before any distribution shall be made or any assets distributed to the holders of any Junior Securities including, without limitation, Common Stock of the Corporation. Except as provided in the preceding sentence, Holders of Convertible Exchangeable Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Convertible Exchangeable Preferred Stock and all other Parity Securities are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Convertible Exchangeable Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends, plus dividends accrued for the period from the most recent Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up.

          (e) Redemption.

               (i) Optional Redemption.

                    (A) The Corporation may, at the option of the Board of
               Directors, redeem, to the extent of funds legally available therefor, in whole or in part, in the manner provided for in paragraph (e)(ii) hereof, any or all of the shares of the Convertible Exchangeable Preferred Stock, at a redemption price in cash equal to the Total Liquidation Preference for each share as of the Redemption Date (the "Optional Redemption Price").

                    (B) In the event of a redemption pursuant to paragraph
               (e)(i)(A) hereof of only a portion of the then outstanding shares of the Convertible Exchangeable Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the Convertible Exchangeable Preferred Stock, provided that the Corporation may redeem any or all such shares held by any Holder of fewer than 100 shares (or shares held by any Holder who would hold less than 100 shares as a result of such redemption), as may be determined by the Corporation.

               (ii) Procedures for Redemption.

                    (A) At least thirty (30) days and not more than sixty (60)
               days prior to the date fixed for any redemption of the Convertible Exchangeable Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Convertible Exchangeable Preferred Stock at such Holder's address as it appears on the stock books of the Corporation; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. The Redemption Notice shall state:

                         (1) that the redemption is pursuant to paragraph
                    (e)(i)(A) hereof;

                         (2) the Optional Redemption Price;

                         (3) whether all or less than all the outstanding shares
                    of the Convertible Exchangeable Preferred Stock are to be redeemed and the total number of shares of the Convertible Exchangeable Preferred Stock being redeemed, and in the event that less than all the outstanding shares of Convertible Exchangeable Preferred Stock are to be redeemed, the number of shares to be redeemed from such Holder;

                         (4) the date fixed for redemption;

                         (5) that the Holder is to surrender to the Corporation,
                    in the manner, at the place or
                    places and at the price designated, the certificate or certificates representing the shares of Convertible Exchangeable Preferred Stock to be redeemed; and

                         (6) that dividends on the shares of the Convertible
                    Exchangeable Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment in full of the Optional Redemption Price on such date.

                    (B) Each Holder of Convertible Exchangeable Preferred Stock
               shall surrender the certificate or certificates representing such shares of Convertible Exchangeable Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired and the shares represented thereby shall no longer be deemed to be outstanding. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the Optional Redemption Price, dividends on the Convertible Exchangeable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (ii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been deposited in trust for the equal and ratable benefit of the Holders of the shares to be redeemed (with such funds not being revocable until two years after the proposed Redemption Date), then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, without interest.

          (f) Voting Rights.

               (i) After the occurrence of a Trigger Event, the Holders of each share of Convertible Exchangeable Preferred Stock shall be entitled to vote together with the holders of Common Stock as a single class on all matters on which the holders of the Common Stock of the Corporation shall be entitled to vote; provided, however, if such Trigger Event occurs prior to the first anniversary of the Issue Date and is not an Immediate Trigger Event, then the Holders of the Convertible Exchange Preferred Stock shall only be entitled to exercise the voting rights described in this paragraph (f)(i) as a result of such Trigger Event if such Trigger Event is continuing on or occurs after the first anniversary of the Issue Date. Each share of Convertible Exchangeable Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Convertible Exchangeable Preferred Stock could be converted pursuant to paragraph (h) hereof (assuming such share was immediately convertible into shares of Common Stock pursuant to paragraph (h)) at the record date for determination of the stockholders entitled to vote on such matters, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not counted separately as a class. After the occurrence of a Trigger Event, Holders of Convertible Exchangeable Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws. At any time (and from time to time) after the voting rights of the Convertible Exchangeable Preferred Stock described in this paragraph (f)(i) become exercisable, directors of the Corporation may be removed with or without cause and a proper officer of the Corporation may, and upon the written request of the Holders of record of at least forty percent (40%) of the outstanding shares of Convertible Exchangeable Preferred Stock addressed to the secretary of the Corporation shall, call a special meeting of the shareholders for the purpose of (i) voting on the removal (with or without cause) of one or more of the directors of the Corporation and the filling of any vacancies thereby created, (ii) having the holders of Common Stock approve the selection of a Non-Voting Observer, who shall have the right to attend all scheduled meetings of the Board of Directors of the Corporation as an observer and to whom the Corporation shall afford the opportunity to participate in the deliberations of the board of directors of the Corporation at such scheduled meetings, including through receipt, at the same time as the board of directors of the Corporation receives the same, of all written information and material as is distributed to the board of directors of the Corporation. The Non-Voting Observer shall agree to keep confidential any such information and materials received and shall not disclose or make use of any such information for any purpose other than for the participation in the scheduled meetings of the board of directors as an observer. The Non-Voting Observer shall be elected for, and only for, a single term to coincide with the initial term for which the directors are being nominated pursuant to this paragraph, and (iii) for any other matter on which holders of Common Stock are entitled to vote. If such meeting shall not be called by a proper officer of the Corporation within thirty (30) days after personal service of said written request upon the secretary of the Corporation, or within thirty-five (35) days after mailing the same within the United Sates by certified mail, addressed to the secretary of the Corporation at its principal executive offices, then the Holders of record of at least forty percent (40%) of the outstanding shares of Convertible Exchangeable Preferred Stock may designate one of their number to call such meeting at the expense of the Corporation. Any Holder of Convertible Exchangeable Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof. The Person so designated may designate any place, either within or without the State of Delaware, as the place of meeting for such meeting. If no designation is made, the place of meeting shall be the principal executive office of the Corporation. Written or printed notice stating the place, date, time and the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation.

          Nominations of persons for election to the Board of Directors of the Corporation may be made at any special meeting called pursuant to the provisions of this paragraph by any person who was a Holder of record of Common Stock or Convertible Exchangeable Preferred Stock at the time of giving of notice provided for in this paragraph, and who shall have delivered timely notice of such Holder's intent to make such nomination in writing to the secretary of the Corporation. To be timely, a Holder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. Such Holder's notice shall set forth (i) as to each person whom the Holder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to the Holder giving the notice (A) the name and address, as they appear on the Corporation's books, of such Holder and (B) the class and number of shares of Common Stock or Convertible Exchangeable Preferred Stock of the Corporation which are beneficially owned by such Holder and also which are owned of record by such Holder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of Common Stock or Convertible Exchangeable Preferred Stock of the Corporation which are beneficially owned by such person.

               (ii) So long as any shares of the Convertible Exchangeable Preferred Stock are outstanding, without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Convertible Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting (unless all shares of the Convertible Exchangeable Preferred Stock will be redeemed in full in accordance with paragraph
          (e) hereof upon the
          occurrence or consummation of any of the following), the Corporation shall not:

                    (A) effect or permit any amendment, alteration or repeal (by merger, consolidation, combination, reclassification or otherwise) of any provision of the Certificate of Incorporation or by-laws which would adversely alter, circumvent or otherwise adversely affect the preferences, rights or powers of the Holders of Convertible Exchangeable Preferred Stock (including without limitation the granting of any voting rights to any other holder of Capital Stock of the Corporation (other than (v) voting rights to holders of Common Stock no superior than the voting rights to which holders of Common Stock are entitled on the Issue Date and
               (w) voting rights to holders of Preferred Stock of this Corporation of the type customarily provided to holders of publicly traded Preferred Stock (whether or not such class of the Corporation's Preferred Stock being issued is publicly traded), it being understood that certain of the voting rights granted to the Convertible Exchangeable Preferred Stock are not customary for publicly traded Preferred Stock, and in no event shall such voting rights include voting rights superior to the voting rights of the Convertible Exchangeable Preferred Stock) or holder of obligations of the Corporation) and, prior to the second annual meeting of the Corporation held after the date hereof, Section 1 of Article 10 of the Certificate of Incorporation and Section 1 of Article II of the by-laws, or any provisions of any thereof; provided that any such amendment that changes (i) the dividend payable on or the Total Liquidation Preference of the Convertible Exchangeable Preferred Stock, (ii) the Conversion Price Per Common Share or (iii) the Exchange Rate shall require the affirmative vote of the Holder of each share of Convertible Exchangeable Preferred Stock;

                    (B) authorize the issuance of or issue (or, in the case of clause (iii) below, permit any Subsidiary to authorize or issue)
               (i) shares of any class of Senior Securities, (ii) any shares of Capital Stock of the Corporation or series of Preferred Stock of the Corporation entitled to any mandatory cash redemption obligation or mandatory cash dividend payments at any time when any shares of Convertible Exchangeable Preferred Stock are outstanding or (iii) any Indebtedness of the Corporation or any Subsidiary (such shares of Capital Stock and Preferred Stock and such Indebtedness, together with Senior Securities, "Senior Debt and Equity Securities") or any securities exchangeable for, convertible into, or evidencing the right to purchase Senior Debt and Equity Securities (or amend the provisions of any existing class of Capital Stock of the Corporation to make such class of Capital Stock into Senior Debt and Equity Securities), other than Indebtedness set forth in Schedule D hereto, except to the extent that 100% of the Net Proceeds thereof are applied to permanently repay or prepay loans under the Credit Agreement, provided that the aggregate liquidation preference and aggregate principal amount, as applicable, of the Senior Debt and Equity Securities so issued is not greater than the sum of (x) the aggregate principal amount of the loans under the Credit Agreement so repaid or prepaid and (y) the reasonable costs and expenses incurred by the Corporation in connection with the issuance of such Senior Debt and Equity Securities;

                    (C) authorize the issuance of or issue additional shares of any class of Parity Securities and any securities exchangeable for, convertible into, or evidencing the right to purchase Parity Securities (or amend the provisions of any existing class of Capital Stock of the Corporation to make such class of Capital Stock into Parity Securities) except to the extent that 100% of the Net Proceeds thereof are applied (x) to redeem shares of Convertible Exchangeable Preferred Stock pursuant to paragraph
               (e)(i) hereof, (y) to otherwise repurchase shares of Convertible Exchangeable Preferred Stock or (z) to permanently repay or prepay loans under the Credit Agreement; provided that, in each case, the aggregate liquidation preference of the Parity Securities so issued is not greater than the sum of (x) the aggregate Total Liquidation Preference of the Convertible Exchangeable Preferred Stock so redeemed as of the date of redemption or otherwise repurchased by the Corporation, (y) the aggregate principal amount of loans under the Credit Agreement so repaid or prepaid and (z) the reasonable costs and expenses incurred by the

               Corporation in connection with the issuance of such Parity Securities;

                    (D) authorize or permit the issuance of any Preferred Stock by any subsidiary of the Corporation other than to the Corporation or any of its direct or indirect wholly owned subsidiaries;

                    (E) consent to any liquidation, dissolution or winding up of the Corporation;

                    (F) sell all or substantially all of the Corporation's
               assets; provided however, that the right to vote or consent pursuant to this paragraph (f)(ii)(F) shall terminate on September 30, 2005;

                    (G) effect a merger or consolidation or any other
               transaction resulting in the acquisition of the Corporation by another corporation or entity; provided however, that the right to vote or consent pursuant to this paragraph (f)(ii)(G) shall terminate on September 30, 2005;

                    (H) redeem or otherwise acquire any shares of Junior
               Securities except pursuant to any bona fide plan for the benefit of directors, officers or employees of the Corporation now or hereafter in effect;

                    (I) redeem or otherwise acquire any shares of Parity
               Securities unless shares of Convertible Exchangeable Preferred Stock are redeemed, on a pro rata basis pursuant to paragraph
               (e)(i)(B);

                    (J) pay or set apart for payment any cash dividends or
               distributions on Junior Securities; or

                    (K) pay or set apart for payment any cash dividends or
               distributions on Parity Securities, unless cash dividends are paid concurrently on the Convertible Exchangeable Preferred Stock on a pro rata basis.

               (iii) The consent or votes required in paragraph (f)(i) and (ii) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's Certificate of Incorporation or by-laws. In any case in which the Holders of Convertible Exchangeable Preferred Stock shall be entitled to vote as one class on any matter (other than when voting as a single class together with the holders of the Common Stock pursuant to paragraph (f)(i) hereof), and as one class together with any other series of Preferred Stock on any matter, each Holder of Convertible Exchangeable Preferred Stock, and each holder of any such other series, entitled to vote with respect to such matter shall be entitled to one vote for each $25 in liquidation preference plus the amount of any accumulated and unpaid dividends. In any case in which the Holders of Convertible Exchangeable Preferred Stock shall be entitled to vote on any matter, whether as one class or together with any other series or class of capital stock of the Corporation, such Holders may act by written consent in lieu of a meeting of the stockholders.

               (iv) If at any time dividends on the Convertible Exchangeable Preferred Stock shall be in arrears for dividend periods (whether or not consecutive) containing in the aggregate a number of days equivalent to six calendar quarters, then the Holders of the Convertible Exchangeable Preferred Stock will be entitled to vote for the election of two additional directors on the terms set forth below and until all past dividends accumulated on the Convertible Exchangeable Preferred Stock have been paid in full. In such case, the Board of Directors will be increased by two directors, and the Holders of the Convertible Exchangeable Preferred Stock will have the exclusive right to elect two directors at the next annual meeting of stockholders of the Corporation or at a special meeting held in place thereof, or at a special meeting of the Holders of the Convertible Exchangeable Preferred Stock called as hereinafter provided. When all arrears in dividends on the Convertible Exchangeable Preferred Stock then outstanding have been paid, then the right of the Holders of the Convertible Exchangeable Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages for dividend periods (whether or not consecutive) containing in the aggregate a number of days equivalent to six calendar quarters), and the terms of office of all Persons elected as directors by the Holders of the Convertible Exchangeable Preferred Stock shall immediately terminate and the number of directors serving on the Board of Directors shall be reduced accordingly. At any time after such voting power has been so vested in the Holders of Convertible Exchangeable Preferred

          Stock, the secretary of the Corporation may, and upon the written request of any Holder of Convertible Exchangeable Preferred Stock (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the Holders of the Convertible Exchangeable Preferred Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the stockholders or as required by law. If the secretary does not call a meeting as above provided within 20 days after receipt of any such request, then any Holder of Convertible Exchangeable Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected by the Holders of Convertible Exchangeable Preferred Stock at any such meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have terminated as above provided. If any vacancy shall occur among the directors elected by the Holders of the Convertible Exchangeable Preferred Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the Holders of the Convertible Exchangeable Preferred Stock or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have terminated as provided above. At any meeting held for the purpose of electing directors pursuant to this paragraph (f)(iv), the presence in person or by proxy of the Holders of at least ten percent (10%) of the outstanding shares of Convertible Exchangeable Preferred Stock shall be required to constitute a quorum of such Convertible Exchangeable Preferred Stock.

          (g) Exchange.

               (i) Requirements.

          The outstanding shares of Convertible Exchangeable Preferred Stock are exchangeable, at the option of the Holder, at any time (and from time to time) on or after the tenth anniversary of the Issue Date, for the Corporation's Common Stock (the "Exchange Common Stock"). The "Exchange Rate" shall be equal to the Total Liquidation Preference of the Convertible Exchangeable Preferred Stock to be exchanged as of the Exchange Date divided by the Current Market Price Per Common Share; provided that the maximum number of shares of the Corporation's

     Common Stock issued pursuant to this paragraph (g) upon the exchange of all the Convertible Exchangeable Preferred Stock shall not exceed the greater of (x) 7,840,000,000 shares of the Corporation's Common Stock, which number of shares shall be reduced proportionately to the extent that any shares of Convertible Exchangeable Preferred Stock have previously been converted or exchanged pursuant to the terms hereof(1) and (y) such number of shares of the Corporation's Common Stock as shall be authorized but unissued pursuant to paragraph (g)(iii)(B) hereof; and provided further that the Corporation shall have the right, at its option, to pay cash in an amount equal to the Total Liquidation Preference of such Convertible Exchangeable Preferred Stock as of the Exchange Date instead of delivering Exchange Common Stock.

               (ii) Procedure for Exchange.

                    (A) In order to exercise its exchange right hereunder, a
               Holder must execute and deliver to the Corporation not less than 10 days nor more than 60 days prior to the Exchange Date a written notice of election to exchange, with respect to the shares of Convertible Exchangeable Preferred Stock to be exchanged. On or prior to the Exchange Date, such Holder shall surrender the certificate or certificates representing such shares of Convertible Exchangeable Preferred Stock, at the office of the transfer agent for the Corporation's securities, or, if none, the primary business office of the Corporation. Unless the shares of Common Stock issuable upon exchange are to be issued in the same name as the name in which such shares of Convertible Exchangeable Preferred Stock are registered, each share of Convertible Exchangeable Preferred Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or the Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax to the

---------------------
     1 By way of illustration, if there are 40,000,000 shares of Convertible Exchangeable Preferred Stock outstanding on a given date and 10,000,000 shares of Convertible Exchangeable Preferred Stock are converted or exchanged on such date, then the maximum number of shares of Common Stock issuable upon exchange of all remaining outstanding shares of Convertible Exchangeable Preferred Stock outstanding at any time thereafter would be 5,880,000,000 and the maximum number of shares of Common Stock issuable upon exchange of 50% of the shares of Convertible Exchangeable Preferred Stock outstanding at any time thereafter would be 2,940,000,000.

               extent required below in this paragraph. Upon delivery of the duly executed notice of election to exchange and certificate or certificates representing such shares of Convertible Exchangeable Preferred Stock (the "Exchange Date"), unless the Corporation has elected to pay cash in an amount equal to the Total Liquidation Preference of the Convertible Exchangeable Preferred Stock, as of the Exchange Date, the Holder shall be deemed to be the holder of record of the whole number of shares of Exchange Common Stock subject to such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Exchange Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of shares of Exchange Common Stock. The Corporation shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of shares of Exchange Common Stock in a name other than that of the Holder of the Convertible Exchangeable Preferred Stock so exchanged, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the Corporation's satisfaction that such tax has been paid. All shares of Exchange Common Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Convertible Exchangeable Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for exchange shall immediately terminate except the right to receive Exchange Common Stock and any cash amounts payable pursuant to this paragraph (g).

                    (B) From the date of delivery by a Holder of Convertible
               Exchangeable Preferred Stock of such notice of election to exchange, in lieu of dividends on such Convertible Exchangeable Preferred Stock pursuant to paragraph (c), such Convertible Exchangeable Preferred Stock shall participate equally and ratably with the holders of Common Stock in all dividends paid on Common Stock as if such shares of Convertible Exchangeable Preferred Stock had been exchanged for shares of Common Stock at the time of such delivery.

                    (C) Upon delivery to the Corporation by a Holder of
               Convertible Exchangeable Preferred Stock of a notice of election to exchange, the right of the Corporation to redeem such shares of Convertible Exchangeable Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed.

               (iii) (A) The Corporation shall, subject to paragraph (g)(i), at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as may be required to effect exchanges of the Convertible Exchangeable Preferred Stock.

                    (B) The Corporation shall use its best efforts to reserve
               and keep available, free from preemptive rights, not less than 98% of its authorized shares of Common Stock as unissued for purposes of effecting exchanges of the Convertible Exchangeable Preferred Stock; provided that any shares of Common Stock issued upon the conversion or exchange of Convertible Exchangeable Preferred Stock pursuant to the terms hereof shall be deemed to be unissued for purposes of this paragraph (g)(iii)(B).

                    (C) Prior to the delivery of any securities that the
               Corporation is obligated to deliver upon exchange of the Convertible Exchangeable Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action by the Corporation.

               (iv) In connection with the exchange of any shares of Convertible Exchangeable Preferred Stock, no fractions of shares of Common Stock shall be issued. In lieu thereof the Corporation shall, at its option, issue a whole share in respect of any fraction of a share or pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price Per Common Share on the Exchange Date.

          (h) Conversion

               (i) Subject to the provisions of this paragraph (h), each Holder of Convertible Exchangeable Preferred Stock has the right, at any time (and from time to time) on or after September 30, 2005, at such Holder's option, to convert any or all outstanding shares of Convertible Exchangeable Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Convertible Exchangeable Preferred Stock, adjusted as provided herein, is the "Conversion Ratio." The Conversion Ratio shall be a number equal to the Total Liquidation Preference as of the Conversion Date divided by the then applicable Conversion Price Per Common Share. The "Conversion Price Per Common Share" will initially be equal to the greater of (x) the Daily Price Per Common Share for each of the Trading Days in the 60 calendar day period immediately preceding January 8, 2004 and (y) $0.15 per share of Common Stock, and will be subject to adjustment from time to time pursuant to paragraph
          (h)(vii). The Corporation will promptly notify the Holders of the Convertible Exchangeable Preferred Stock of the initial Conversion Price Per Common Share following its determination. In the event of any call for redemption pursuant to paragraph (e), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately prior to the Redemption Date unless the Corporation defaults in paying the amount payable upon such redemption.

               (ii) (A) In order to exercise the conversion right, the Holder of the shares of Convertible Exchangeable Preferred Stock to be converted shall surrender the certificate representing such shares at the office of the transfer agent for the Corporation's securities or, if none, the primary business office of the Corporation, with a written notice of election (which notice shall be delivered not less than 10 days nor more than 60 days prior to the proposed Conversion Date) to convert completed and signed by such Holder of such Holder's duly authorized attorney, specifying the number of shares of Convertible Exchangeable Preferred Stock to be converted and the proposed Conversion Date. Unless the shares of Common Stock issuable on conversion are to be issued in the same name as the name in which such shares of Convertible Exchangeable Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the Holder or the Holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax to the extent required by paragraph (h)(v) hereof.

                    (B) As promptly as practicable after the surrender by the
               Holder of the certificates for shares of Convertible Exchangeable Preferred Stock for conversion pursuant to this paragraph (h), the Corporation shall issue and deliver to such Holder or, on the Holder's written order, to the Holder's transferee a certificate or certificates for the whole number of shares of Common Stock issuable upon conversion.

                    (C) Each conversion shall be deemed to have been effected
               immediately prior to the close of business on the date on which the certificates for shares of Convertible Exchangeable Preferred Stock were surrendered and notice of conversion was received by the Corporation (the "Conversion Date"). The Person in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date, and such conversion shall be into a number of shares of Common Stock equal to the product of the number of shares of Convertible Exchangeable Preferred Stock surrendered multiplied by the Conversion Ratio in effect at such time on such date. All shares of Common Stock delivered upon conversion of the Convertible Exchangeable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Convertible Exchangeable Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a Holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive Common Stock and other amounts payable pursuant to this paragraph (h).

               (iii) (A) Upon delivery to the Corporation by a Holder of Convertible Exchangeable Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Convertible Exchangeable Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed.

                    (B) From the date of delivery by a Holder of Convertible
               Exchangeable Preferred Stock of such notice of election to convert, in lieu of dividends on such Convertible Exchangeable Preferred Stock pursuant to paragraph (c), such Convertible Exchangeable Preferred Stock shall participate equally and ratably with the holders of Common Stock in all dividends paid on Common Stock as if such shares of Convertible Exchangeable Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

                    (C) If a Holder of Convertible Exchangeable Preferred Stock
               delivers to the Corporation a notice of election to convert prior to or after receipt by such Holder of a notice of redemption, such shares of Convertible Exchangeable Preferred Stock shall cease to accumulate dividends pursuant to paragraph (c) but shall continue to be entitled to receive all accumulated and unpaid dividends that such Holder is entitled to receive pursuant to paragraph (c) through the date of delivery of such notice of election to convert together with pro rata accrued but unpaid dividends such Holder is entitled to receive for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on Common Stock. Such accumulated and unpaid dividends shall be payable to such Holder when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, as provided in paragraph
               (c).

                    (D) Except as provided above and in paragraph (h)(vii), the
               Corporation shall make no payment or adjustment for accumulated and unpaid dividends on shares of Convertible Exchangeable Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends in cash on the shares of Common Stock issued upon such conversion.

               (iv) (A) The Corporation shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Common Stock as may be required to effect conversions of the Convertible Exchangeable Preferred Stock.

                    (B) Prior to the delivery of any securities that the
               Corporation is obligated to deliver upon conversion of the Convertible Exchangeable Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action by the Corporation.

               (v) The Corporation shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of shares of Common Stock on conversion of the Convertible Exchangeable Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the Holder of the Convertible Exchangeable Preferred Stock so converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the Corporation's satisfaction that such tax has been paid.

               (vi) In connection with the conversion of any shares of Convertible Exchangeable Preferred Stock, no fractions of shares of Common Stock shall be issued. In lieu thereof the Corporation shall, at its option, issue a whole share in respect of any fraction of a share or pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Conversion Price Per Common Share on the Conversion Date.

               (vii) If the Corporation at any time after the date of issue of the Convertible Exchangeable Preferred Stock (1) declares a dividend or makes a distribution on Common Stock payable in Common Stock (or securities convertible into Common Stock), (2) subdivides or splits the outstanding Common Stock, (3) combines or reclassifies the outstanding Common Stock into a smaller number of shares, (4) issues any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (5) consolidates with, merges with or into or is converted into any other Person, the Conversion Price Per Common Share in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, conversion, merger or reclassification shall be adjusted so that the conversion of the Convertible Exchangeable Preferred Stock after such time shall entitle the Holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, converted, merged or reclassified pursuant to paragraphs (h)(vii)(A)(3), (4) or (5)) which, if the Convertible Exchangeable Preferred Stock had been converted immediately prior to such time, such Holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, conversion, merger or reclassification, assuming such holder of Common Stock (x) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such recapitalization, sale or transfer was made, as the case may be ("constituent Person"), or an affiliate of a constituent Person and (y) failed to exercise any rights of election as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, conversion, merger, recapitalization, sale or transfer (provided, that if the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, conversion, merger, recapitalization, sale or transfer is not the same for each share of Common Stock held immediately prior to such reclassification, change, consolidation, conversion, merger, recapitalization, sale or transfer by other than a constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph
          (h)(vii) the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, conversion, merger, recapitalization, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any such event referred to in paragraph (h)(vii)(A)(5), effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract, sale, conveyance, lease or transfer or otherwise so that the provisions set forth herein for the protection of the conversion rights of the Convertible Exchangeable Preferred Stock shall thereafter continue to be applicable. Any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon conversion, such shares of stock, of securities, cash or property. Such adjustment shall be made successively whenever any event listed above shall occur.

                    (B) Prior to September 30, 2005, if the Corporation issues or sells any Common Stock (other than Common Stock issued upon conversion of the Convertible Exchangeable Preferred Stock, upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(vii)(C) (D) or (E)),
               (3) pursuant to any bona fide plan for the benefit of employees or directors of the Corporation now or hereafter in effect, in an amount not to exceed 10,000,000 shares of Common Stock, (4) upon conversion of shares of Convertible Exchangeable Preferred Stock issued as payment of dividends pursuant to paragraph (c)(ii), or
               (5) upon exercise of warrants issued pursuant to the Warrant Agreement), for a consideration per share (the "Issue Price Per Common Share") less than the then Conversion Price Per Common Share, the Conversion Price Per Common Share to be in effect after such issuance or sale shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price Per Common Share in effect immediately prior to such issuance or sale by a fraction the numerator of which shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at the Conversion Price Per Common Share in effect immediately prior to such issuance or sale and the denominator shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of additional shares of Common Stock which are to be issued or sold.

               On or after September 30, 2005, if the Corporation issues or sells any Common Stock (other than (x) Common

               Stock issued as described in paragraph (h)(vii)(B)(1), (2), (3),
               (4) or (5) above or (y) in a bona fide public offering pursuant to a firm commitment underwriting at a price per share to the public of not less than 95% of the Closing Price Per Common Share calculated as of the date the underwriting agreement for such offering is entered into) for a consideration per share less than the then Current Market Price Per Common Share, the Conversion Price Per Common Share to be in effect after such issuance or sale shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price Per Common Share in effect immediately prior to such issuance or sale by a fraction the numerator of which shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price Per Common Share and the denominator shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of additional shares of Common Stock which are to be issued or sold.

               If any portion of the Issue Price Per Common Share is in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Corporation. The Holders shall be notified promptly of any consideration other than cash to be received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                    (C) Prior to September 30, 2005, if the Corporation fixes a record date for the issuance of, or issues or sells, rights, options or warrants entitling the Holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) or convertible securities (other than (1) pursuant to any bona fide plan for the benefit of employees or directors of the Corporation now or hereafter in effect, in an amount not to exceed 10,000,000 shares of Common Stock, (2) shares of Convertible Exchangeable Preferred Stock issued as payment of dividends pursuant to paragraph
               (c)(ii) or (3) warrants issued pursuant to the Warrant Agreement), at a price per share of Common Stock (including, in the case of rights, options or warrants, the price at which they may be exercised, or in the case of convertible securities, the conversion price per share of Common Stock) (such price per share being the "New Option Price Per Common Share") less than the then Conversion Price Per Common Share on such record date or date of issuance or sale, the Conversion Price Per Common Share shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price Per Common Share in effect immediately prior to such issuance or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered (including the aggregate exercise price of any rights, options or warrants) would purchase at the Conversion Price Per Common Share in effect immediately prior to such issuance or sale (determined by multiplying such total number of shares by the exercise price of such rights, warrants or options and dividing the product so obtained by the Conversion Price Per Common Share in effect immediately prior to such issuance or sale) and the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of additional shares of Common Stock which are to be issued or sold.

                    (D) On or after September 30, 2005, if the Corporation fixes a record date for the issuance of, or issues or sells, rights, options or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) or convertible securities (other than (1) pursuant to any bona fide plan for the benefit of employees or directors of the Corporation now or hereafter in effect, in an amount not to exceed 10,000,000 shares of Common Stock, (2) shares of Convertible Exchangeable Preferred Stock issued as payment of dividends pursuant to paragraph (c)(ii), or (3) warrants issued pursuant to the Warrant Agreement), at a New Option Price Per Common Share less than the then Current Market Price Per Common Share, the Conversion Price Per Common Share to be in effect after such issuance or sale shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price Per Common Share in effect immediately prior to such issuance or sale by a fraction the numerator of which shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of shares of Common Stock which the aggregate offering price (including the aggregate exercise price of any rights options or warrants) of the total number of shares so offered would purchase at the Current Market Price Per Common Share and the denominator shall equal the number of shares of Common Stock outstanding on the date of such issuance or sale, immediately prior to such issuance or sale, plus the number of additional shares of Common Stock which are to be issued or sold.

               If any portion of the New Option Price Per Common Share is in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph
               (h)(vii)(B). Such adjustment shall be made successively whenever such record date is fixed or whenever such rights, options, warrants or convertible securities are issued or sold; and if such rights, options, warrants or convertible securities are not so issued or expire unexercised, or if there is a change in the number of shares of Common Stock to which the Holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph (h)(vii)), the Conversion Price Per Common Share shall again be adjusted to be the Conversion Price Per Common Share which would then be in effect if such record date had not been fixed or such rights, options, warrants or convertible securities not so issued, in the former event, or the Conversion Price Per Common Share which would then be in effect if such Holder had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Conversion Price Per Common Share shall be made pursuant to this paragraph (h)(vii)(C) upon the issuance or sale of any rights, options, warrants or convertible securities to the extent that the Conversion Price Per Common Share has already been adjusted upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                    (E) If the Corporation fixes a record date for a
               distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph
               (h)(vii)(C)), the Conversion Price Per Common Share to be in effect after such record date shall be reduced by the fair market value (determined as set forth in paragraph (h)(vii)(B)) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Conversion Price Per Common Share shall again be adjusted to be the Conversion Price Per Common Share which would then be in effect if such record date had not been fixed.

                    (F) No adjustment to the Conversion Price Per Common Share pursuant to any of paragraphs (h)(vii)(B), (C), (D) or (E) shall be required unless such adjustment would require an adjustment of at least 1% in the Conversion Price Per Common Share; provided that any adjustments which by reason of this paragraph
               (h)(vii)(F) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (h)(vii) shall be made to the nearest four decimal points.

                    (G) If, at any time as a result of the provisions of this
               paragraph (h)(vii), Holders of Convertible Exchangeable Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of the Convertible Exchangeable Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

All adjustments pursuant to this paragraph (h) shall be notified to the Holders of Convertible Exchangeable Preferred Stock, and such notice shall be accompanied by a schedule of computations of the adjustments.

          (i) Reissuance of Convertible Exchangeable Preferred Stock. Shares of Convertible Exchangeable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares as Convertible Exchangeable Preferred Stock must be in compliance with the terms hereof.

          (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (k) Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

               "Active Material Insurance Subsidiary" means Bankers Life and Casualty Company, Conseco Life Insurance Company, Conseco Annuity Assurance Company, Conseco Health Insurance Company and any other Insurance Subsidiary which, on a stand-alone basis (excluding any equity ownership in its Subsidiaries), has in excess of 5% of New Annualized Premiums of the Conseco Insurance Group.

               "Aggregate RBC Ratio" means the Risk-Based Capital Ratio for all Insurance Subsidiaries taken as a whole.

               "A.M. Best" means A.M. Best Company, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating insurance companies.

               "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

               "Bankers Life Group" means Bankers Life and Casualty Company, Bankers Life Insurance Company of Illinois and Colonial Penn Life Insurance Company.

               "Board of Directors" shall have the meaning set forth in the introductory paragraph of this Certificate of Designations.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

               "Calculation Period" means, with respect to any ratio or calculation, the period for which such ratio or calculation is being calculated.

               "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

               "Capitalized Lease Liabilities" means, with respect to any Person, all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Certificate of Designations, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

               "Certificate of Incorporation" shall have the meaning set forth in the introductory paragraph of this Certificate of Designations.

               "Closing Price Per Common Share" means (A) if the shares of such class of Common Stock are listed and traded on the NYSE, the closing price per share of Common Stock on such day as reported on the NYSE Consolidated Tape; (B) if the shares of such class of Common Stock are not listed and traded on the NYSE, the closing price per share of Common Stock on such day as reported by the principal national securities exchange on which the shares are listed and traded; (C) if the shares of such class of Common Stock are not listed and traded on any such securities exchange and are reported on Nasdaq, the closing price per share of Common Stock on such day on Nasdaq; or (D) if the shares of such class of Common Stock are not traded on Nasdaq, the average of the last reported bid and last reported asked price not identified as having been reported late, on such day as reported by Nasdaq. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Closing Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors.

               "Combined Statutory Statement" means a statement combining the Quarterly Statements or Annual Statements, as applicable, of all the Insurance Subsidiaries.

               "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          Unless otherwise specified, "Common Stock" means Common Stock of the Corporation.

               "Conseco EBITDA" means, for any Calculation Period, the consolidated Net Income of the Corporation for such period plus, without duplication and to the extent reflected as a charge in the statement of such consolidated Net Income for such period, the sum of
          (a) income tax expense, (b) interest expense, including, to the extent included as interest expense in accordance with GAAP, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense of tangible and intangible assets, (d) any losses on sales of assets outside of the ordinary course of business, (e) any realized or unrealized losses on Investments of Insurance Subsidiaries, (f) solely for any Calculation Period ending on or prior to March 31, 2005, cash charges not exceeding $20,000,000 in the aggregate and other non-cash charges, in each case related to the Reorganization Transactions and incurred on or prior to June 30, 2004, (g) any other non-recurring cash charges (not to exceed $25,000,000 in the aggregate for all Calculation Periods) and non-recurring non-cash charges (not to exceed $50,000,000 in the aggregate for all Calculation Periods) taken by any Insurance Subsidiary arising out of the restructuring, consolidation, severance or discontinuance of any portion of the operations, employees and/or management of such Insurance Subsidiary or any businesses thereof, (h) non-cash charges reflecting the cumulative effect of changes in GAAP to the extent such charges relate to any prior Calculation Period and
          (i) non-cash charges taken to write off any goodwill included in the Corporation's balance sheet on the Issue Date to the extent such charges are required by FAS 142, and minus, without duplication and to the extent reflected as a gain in the statement of such consolidated Net Income for such period, the sum of (a) any gains on sales of assets outside of the ordinary course of business and (b) realized or unrealized gains on Investments of Insurance Subsidiaries, all as determined on a consolidated basis for such Calculation Period.

               "Conseco Insurance Group" means all Insurance Subsidiaries of the Corporation from time to time, other than any Insurance Subsidiary that is part of the Bankers Life Group.

               "Contingent Obligation" means, without duplication, any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided, that the obligations of any Person under Reinsurance Agreements or in connection with Investments of Insurance Subsidiaries permitted by the applicable Department shall not be deemed Contingent Obligations of such Person. The amount of any Contingent Obligation of any Person shall (subject to any limitation set forth therein) be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

               "Conversion Date" has the meaning set forth in paragraph
          (h)(ii)(C) hereof.

               "Conversion Price Per Common Share" has the meaning set forth in paragraph (h)(i) hereof.

               "Conversion Ratio" has the meaning set forth in paragraph (h)(i) hereof.

               "Convertible Exchangeable Preferred Stock" shall have the meaning set forth in paragraph (a) hereof.

               "Corporation" has the meaning set forth in the introductory paragraph of this Certificate of Designations.

               "Credit Agreement" means the Credit Agreement dated on or about the Issue Date among the Corporation, the lenders party thereto, and Bank of America, N.A. as agent, as amended, restated or refinanced and in effect from time to time.

               "Current Market Price Per Common Share" means the volume weighted arithmetic mean of the Daily Price Per Common Share for the ten consecutive Trading Days ending on the date of the event giving rise to such calculation.

               "Daily Price Per Common Share" means (A) if the shares of such class of Common Stock are listed and traded on the NYSE, the volume weighted average price per share of Common Stock on such day as reported on the NYSE Consolidated Tape; (B) if the shares of such class of Common Stock are not listed and traded on the NYSE, the volume weighted average price per share of Common Stock on such day as reported by the principal national securities exchange on which the shares are listed and traded; (C) if the shares of such class of Common Stock are not listed and traded on any such securities exchange and are reported on the Nasdaq, the volume weighted average price per share of Common Stock on such day on Nasdaq; or (D) if the shares of such class of Common Stock are not traded on Nasdaq, the average of the highest reported bid and lowest reported asked price not identified as having been reported late, on such day as reported by Nasdaq. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Daily Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors.

               "Department" means, with respect to any Insurance Subsidiary, the Governmental Authority of such Insurance Subsidiary's state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

               "Dividend Payment Date" means March 1 and September 1 of each year.

               "Dividend Period" means the Initial Dividend Period and, thereafter, each semi-annual period commencing on a Dividend Payment Date and ending one day before the next Dividend Payment Date.

               "Dividend Record Date" means February 15 and August 15 of each year.

               "Exchange Common Stock" has the meaning set forth in paragraph
          (g)(i).

               "Exchange Date" has the meaning set forth in paragraph
          (g)(ii)(A).

               "Exchange Rate" has the meaning set forth in paragraph (g)(i).

               "Fiscal Quarter" means a fiscal quarterly period of the Corporation.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any board of insurance, insurance department or insurance commissioner.

               "Holder" means a holder of shares of Convertible Exchangeable Preferred Stock as reflected in the stock books of the Corporation.

               "Immaterial Subsidiary" means any Non-Insurance Subsidiary that
          (a) has assets with an aggregate fair market value less than $1,000,000, (b) has aggregate revenues less than $1,000,000 for the period of four consecutive Fiscal Quarters most recently ended, (c) has no Indebtedness (other than intercompany Indebtedness permitted under clause (ix) of Schedule D hereto and other Indebtedness in an aggregate principal amount not exceeding at any time one-half of the fair market value of the assets of such Subsidiary at such time), (d) is not integral to the business or operations of the Corporation or its Subsidiaries (other than Immaterial Subsidiaries), (e) has no Subsidiaries (other than Immaterial Subsidiaries) and (f) is not a guarantor of the obligations of the Corporation under the Credit Agreement; provided that each of CNC Entertainment Nevada, Inc. and Conseco Risk Management, Inc. shall be deemed to be an Immaterial Subsidiary for so long as such Person meets all the requirements set forth above other than, prior to the end of the fourth full Fiscal Quarter after the Issue Date, the requirements of clause (b) above.

               "Immediate Trigger Event" means any of the events described in clauses (i) through (iv) under the definition of Trigger Event hereof.

               "Indebtedness" means, with respect to any Person, without duplication: (a) all obligations of such Person for borrowed money or in respect of loans or advances; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
          (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances and letters of guaranty issued for the account or upon the application or request of such Person; (d) all Capitalized Lease Liabilities of such Person; (e) all obligations of such Person in respect of Swap Contracts; (f) all obligations of such Person to pay the deferred purchase price of property or services which are included as liabilities in accordance with GAAP (other than accrued expenses incurred and trade accounts payable in each case in the ordinary course of business), and all obligations secured by a Lien on property owned or being purchased by such Person (including obligations arising under conditional sales or other title retention agreements); (g) any obligations of a partnership of the kind referred to in clauses (a) through (f) above or clause (h) below in which such Person is a general partner; and (h) all Contingent Obligations of such Person in connection with Indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

               "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on March 1, 2004.

               "Insurance Subsidiary" means any Subsidiary which is required to be licensed as an insurer or reinsurer.

               "Investment" means any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase (including purchases financed with equity) of any Capital Stock, bonds, notes, debentures or other debt securities of, or any other investment in, any Person.

               "Issue Date" means September 10, 2003.

               "Junior Securities" shall have the meaning set forth in paragraph
          (b)(i) hereof.

               "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

               "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

               "Material Adverse Regulatory Effect" means a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) or prospects of the Corporation or the Corporation and its Subsidiaries taken as a whole.

               "Material Adverse Regulatory Event" means the occurrence of any of the following events: (a) the applicable Department of any Material Insurance Subsidiary or a court of competent jurisdiction finds that any Material Insurance Subsidiary (x) is in hazardous financial condition, if such finding, together with all other such findings, could reasonably be expected to have a Material Adverse Regulatory Effect or (y) is insolvent, (b) any Material Insurance Subsidiary is required to comply with any letter, bulletin or order of a state insurance regulator materially restricting its operations or business, or enters into an agreement (whether oral or written) with any state insurance regulator for substantially the same purpose, and such event, together with all other such events, could reasonably be expected to have a Material Adverse Regulatory Effect; (c) any Material Insurance Subsidiary becomes subject to orders of supervision, conservation, rehabilitation or liquidation, by agreement or otherwise, or has a receiver or supervisor appointed or (d) any material License of any Material Insurance Subsidiary is suspended or revoked and such suspension or revocation continues for 30 days, or any renewal application by any Material Insurance Subsidiary for any material License is disapproved or ultimately fails to be approved, and such event, together with all other such events, could reasonably be expected to have a material adverse effect upon the business, properties, condition (financial or otherwise) or prospects of such Material Insurance Subsidiary.

               "Material Insurance Subsidiary" means (i) any Active Material Insurance Subsidiary and (ii) any other Insurance Subsidiary having assets as determined pursuant to SAP greater than or equal to 10% of the aggregate assets as determined pursuant to SAP of all Insurance Subsidiaries as determined as of the date of the most recently prepared Combined Statutory Statement.

               "Nasdaq" means the National Association of Securities Dealers, Inc. Automated Quotation Market System.

               "Net Income" means, for any Person for any Calculation Period, the net income (or loss) of such Person for such period as determined in accordance with GAAP.

               "Net Proceeds" means, with respect to any issuance of Capital Stock of, or capital contribution to, the Corporation or any Subsidiary, or any incurrence of Indebtedness by the Corporation or any of its Subsidiaries, the proceeds thereof in the form of cash and cash equivalents, minus the costs and expenses paid or payable within 60 days of incurrence (so long as, if any such amount is not paid within such period, it shall become "Net Proceeds" on the last day of such period) by the Corporation or any of its Subsidiaries to third parties in connection therewith (including legal fees, notarial fees, accountants fees, investment banking fees, underwriting discounts and commissions and other customary fees and expenses incurred in connection therewith) and required to be paid in cash or deducted from the proceeds of such issuance, contribution or incurrence.

               "New Annualized Premiums" means, with respect to any Insurance Subsidiary, the aggregate annualized first year insurance premiums of such Insurance Subsidiary; provided that (x) if such Insurance Subsidiary is part of the Conseco Insurance Group, New Annualized Premiums on any single premium annuity issued by such Insurance Subsidiary shall be calculated as 1/15th of such premium and (y) if such Insurance Subsidiary is part of the Bankers Life Group, New Annualized Premiums on any single premium annuity issued by such Insurance Subsidiary shall be calculated as 6% of such premium.

               "Non-Insurance Subsidiary" means any Subsidiary which is not an Insurance Subsidiary.

               "Non-Voting Observer" means a person selected by the holders of the shares of Common Stock on the same basis as if such selection was for the election of a director pursuant to Delaware law, which Non-Voting Observer may be a director, officer or employee of any such holder.

               "NYSE" means the New York Stock Exchange, Inc.

               "Optional Redemption Price" shall have the meaning set forth in paragraph (e)(i)(A) hereof.

               "Parity Securities" shall have the meaning set forth in paragraph
          (b)(ii) hereof.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock corporation, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

               "Plan of Reorganization" means the Corporation's Joint Plan of Reorganization dated as of March 12, 2003, as amended through the Issue Date.

               "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

               "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

               "Redemption Date," with respect to any shares of Convertible Exchangeable Preferred Stock, means the date on which such shares of Convertible Exchangeable Preferred Stock are redeemed by the Corporation.

               "Redemption Notice" shall have the meaning set forth in paragraph
          (e)(ii)(A) hereof.

               "Reinsurance Agreements" means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement which is treated as such by the applicable Department.

               "Reorganization Transactions" means the transactions contemplated by the Plan of Reorganization to occur upon the effective date thereof.

               "Risk-Based Capital Ratio" means, with respect to any Insurance Subsidiary or the Insurance Subsidiaries taken as a whole, on any date of determination, one-half of the ratio (expressed as a percentage) of
          (a) the aggregate Total Adjusted Capital (as defined by the relevant Insurance Subsidiary's Department) for such Insurance Subsidiary or Insurance Subsidiaries to (b) the aggregate Authorized Control Level Risk-Based Capital (as defined by the relevant Insurance Subsidiary's Department) for such Insurance Subsidiary or Insurance Subsidiaries.

               "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary, which are applicable to the circumstances as of the date of filing of such statement or report.

               "Senior Debt and Equity Securities" shall have the meaning set forth in paragraph (b)(iii) hereof.

               "Senior Securities" shall have the meaning set forth in paragraph
          (b)(iii) hereof.

               "Subsidiary" of a Person means any corporation, partnership, limited liability company, limited liability partnership, joint venture, trust, association or other unincorporated organization of which or in which such Person and such Person's Subsidiaries own directly or indirectly more than 50% of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, if it is a corporation, (b) the voting or managing interests (which shall mean the general partner in the case of a partnership), if it is a partnership, joint venture or similar entity, (c) the beneficial interest, if it is a trust, association or other unincorporated organization or (d) the membership interest, if it is a limited liability company; provided that none of Paladin Entertainment Holdings, LLC ("Paladin"), 767 LLC or Resortport Investment Partnership shall be considered a Subsidiary for any purpose of this Certificate of Designations for so long as (w) such Person has no Indebtedness other than intercompany Indebtedness and non-recourse Indebtedness, (x) the aggregate principal amount of Indebtedness of such Person (other than intercompany Indebtedness) does not exceed 85% of the fair market value of the assets of such Person, (y) such Person is not integral to the business or operations of the Corporation or any Subsidiary and (z) in the case of Paladin, the accounts thereof are not consolidated or are not required pursuant to GAAP to be consolidated with those of the Corporation in the Corporation's consolidated financial statements. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Corporation.

               "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

               "Total Liquidation Preference" means, with respect to any share of Convertible Exchangeable Preferred Stock and as of any date, the liquidation preference for such share plus, without duplication, an amount equal to accumulated and unpaid dividends thereon (whether or not declared) to such date, plus an amount equal to a prorated dividend for the period from the last Dividend Payment Date to such date.

               "Trading Day" means a day on which the specified securities exchange or quotation system is open for trading or quotation; provided, however, if no closing price, sale price or bid or asked price, as the case may be, is reported by such securities exchange or quotation system in respect of the Common Stock for such Trading Day, such day or days will be disregarded in any relevant calculation and will be deemed not to have existed when ascertaining any period of consecutive Trading Days.

               "Trigger Event" means any of (i) a reduction in the claims pay rating assigned to any Active Material Insurance Subsidiary by A.M. Best to a level (counting any "+" or "-" modifier as a separate level) below the level prevailing on September 10, 2003 or by two or more levels (counting any "+" or "-" modifier as a separate level) in any six-month period, (ii) the occurrence of an Event of Default (as defined in the Credit Agreement) with respect to any payment of principal or interest under the Credit Agreement which Event of Default is continuing, (iii) the occurrence of any Material Adverse Regulatory Event with respect to any Material Insurance Subsidiary,
          (iv) the Convertible Exchangeable Preferred Stock becoming convertible in accordance with the provisions of paragraph (h) hereof, (v) Conseco EBITDA as of the end of any Fiscal Quarter set forth in Schedule A hereto for the four Fiscal Quarters then ended (or, if less, the number of full fiscal Quarters commencing after the Issue Date) being less than the amount set forth in such Schedule for such Fiscal Quarter, (vi) the Risk-Based Capital Ratio for any Active Material Insurance Subsidiary set forth in Schedule B hereto as at the end of any fiscal year of the Corporation ending after the Issue Date being less than the ratio set forth in such Schedule for such Active Material Insurance Subsidiary as at the end of such fiscal year and
          (vii) the Aggregate RBC Ratio as at the end of any Fiscal Quarter set forth in Schedule C hereto being less than the ratio set forth in such Schedule for such Fiscal Quarter.

               "Warrant Agreement" means the warrant agreement dated the Issue Date between the Corporation and the Warrant Agent named therein.

                                                                      SCHEDULE A

                                 CONSECO EBITDA

         ---------------------------------------------- ------------------------
         ---------------------------------------------  ------------------------
                     Fiscal Quarter Ending                    Amount
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         June 30, 2004                                       $632,000,000
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         September 30, 2004                                  $877,000,000
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         December 31, 2004                                   $878,000,000
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         March 31, 2005                                      $878,000,000
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         June 30, 2005                                       $879,000,000
         ---------------------------------------------- ------------------------

                                                                      SCHEDULE B

                                      MINIMUM RISK-BASED CAPITAL RATIO

     ------------- --------------- --------------- ---------------- --------------- ---------------
                                                                                      Each other
                                                       Conseco         Conseco          Active
                    Bankers Life    Conseco Life       Annuity          Health         Material
                    and Casualty     Insurance        Assurance       Insurance       Insurance
     Fiscal Year      Company         Company          Company         Company        Subsidiary
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------

         2003           125%            125%            125%            165%*            175%
     ------------- --------------- --------------- ---------------- --------------- ---------------
     ------------- --------------- --------------- ---------------- --------------- ---------------
         2004           145%            150%            152%             152%            175%
     ------------- --------------- --------------- ---------------- --------------- ---------------


* If the proposed merger of Conseco Life Insurance Company with and into Conseco Health Insurance Company shall have been consummated on or prior to December 31, 2003, the relevant ratio for 2003 shall instead be 145%.

                                                                      SCHEDULE C

                       AGGREGATE RISK-BASED CAPITAL RATIO

         ---------------------------------------------- ------------------------
                     Fiscal Quarter Ending                       Ratio
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         March 31, 2004                                          157%
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         June 30, 2004                                           165%
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         September 30, 2004                                      174%
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         December 31, 2004                                       182%
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         March 31, 2005                                          185%
         ---------------------------------------------- ------------------------
         ---------------------------------------------- ------------------------
         June 30, 2005                                           188%
         ---------------------------------------------- ------------------------

                                                                      SCHEDULE D

                             PERMITTED INDEBTEDNESS

     The Corporation and its Subsidiaries shall be permitted to incur the following Indebtedness:

               (i) Indebtedness under the Credit Agreement in an aggregate principal amount not to exceed $1,400,000,000 at any time outstanding;

               (ii) any Surplus Debentures issued by any Insurance Subsidiary to the Corporation or any of its Subsidiaries that remain outstanding on the Issue Date, and extensions, renewals or replacements thereof;

               (iii) Permitted Transactions entered into by Insurance Subsidiaries;

               (iv) Permitted Swap Obligations;

               (v) Indebtedness existing on the Issue Date, and extensions, renewals or replacements thereof, provided that no such extension, renewal or replacement shall increase the principal amount thereof, except to the extent the increase would otherwise be permitted under this Schedule, or result in an earlier maturity date or decreased average weighted life;

               (vi) non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

               (vii) Capitalized Lease Liabilities and Purchase Money Debt in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

               (viii) intercompany Indebtedness (including Surplus Debentures) among the Corporation and its Subsidiaries (other than Excluded Subsidiaries) and among the Subsidiaries (other than Excluded Subsidiaries);

               (ix) intercompany Indebtedness of Excluded Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

               (x) Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business;

               (xi) Indebtedness in respect of surety and other similar bonds in the ordinary course of business and consistent with past practice;

               (xii) other secured Indebtedness in an aggregate principal amount not to exceed the greater of (A) $10,000,000 and (B) the lesser of (x) 2% of Modified Total Adjusted Capital and (y) $50,000,000 at any time outstanding;

               (xiii) other unsecured Indebtedness in an aggregate principal amount not to exceed the greater of (A) $50,000,000 and (B) the lesser of (x) 10% of Modified Total Adjusted Capital and (y) $250,000,000 at any time outstanding; and

               (xiv) Contingent Obligations in respect of Indebtedness permitted under (vii), (xii) or (xiii).

     "Capital and Surplus" means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 of the Annual Statement of such Insurance Subsidiary, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

     "CBOs" means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

     "CMOs" means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

     "Excluded Subsidiary" means any Subsidiary that is a Foreign Subsidiary, non-Wholly-Owned Subsidiary or Immaterial Subsidiary.

     "Foreign Subsidiary" means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, and conducting substantially all its operations outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Subsidiary is a partner or as a branch of any Subsidiary for United States income tax purposes.

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     "Modified Total Adjusted Capital" means, at any date, the aggregate Total
Adjusted Capital (as defined by each relevant Insurance Subsidiary's Department) of the Insurance Subsidiaries taken as a whole, as determined as of such date; provided that not more than $150,000,000 of anticipated future benefit of tax loss carry-forwards may be included for purposes of determining Modified Total Adjusted Capital at any date.

     "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Corporation or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited under the Credit Agreement, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

     "Permitted Transactions" means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation for delivery in the current month while simultaneously contracting to repurchase "substantially the same" (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities and (e) transactions in which a federal home loan mortgage bank (a "FHLMB") makes loans to an Insurance Subsidiary, which are sufficiently secured by appropriate assets of such Insurance Subsidiary consisting of government agency mortgage-backed securities, in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs.

     "Purchase Money Debt" means Indebtedness incurred by a Person in connection with the purchase of fixed or capital assets by such Person, in which such assets the seller or financier thereof has taken or retained a Lien therein; provided that (x) any such Lien attaches to such assets concurrently with or within 120 days after the purchase thereof by such Person and (y) at the time of

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incurrence of such Indebtedness, the aggregate principal amount of such
Indebtedness shall not exceed the costs of the assets so purchased plus fees and expenses reasonably related thereto.

     "Surplus Debentures" means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Corporation or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

     "United States" and "U.S." each means the United States of America.

     "Wholly-Owned Subsidiary" means any corporation in which (other than directors' and national citizen qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Corporation, or by one or more of the other Wholly-Owned Subsidiaries, or both.




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         IN WITNESS WHEREOF, the undersigned has signed this Certificate this
10th day of September, 2003.

                                 CONSECO, INC
                                 By: /s/ Daniel J. Murphy
                                    --------------------------------------------
                                    Name:  Daniel J. Murphy
                                    Title: Senior Vice President and Treasurer



Attested By:
/s/ Karl W. Kindig
-----------------------------------------------
Name:  Karl W. Kindig
Title: Secretary




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